EX. 99.770 - Transactions effected pursuant to Rule 10f-3


1.       Name of Underwriter From Who Purchased:

1)       (Global Income Fund) CSFB
2)       (Global Income Fund) Morgan Stanley
3)       (Global Income Fund) Morgan Stanley Dean Witter
4)       (High Yield Fund) Chase Securities
5)       (Core Fixed Income Fund) Deutsche Bank
6)       (High Yield Fund) Chase Securities
7)        (High Yield Fund) Salomon Brothers
8)       (High Yield Fund) Deutsche Bank





2. Names of Underwriting syndicate members:

1) Credit Suisse First Boston Corp., Salomon Smith Barney, Banc of America Securities LLC, Bank of Tokyo Mitsubishi Ltd,
                  Bayerische Hypothekenbank, Blaylock & Partners, Chase Securities, Inc., Commerzbank Capital Markets Corp, Credit Lyonnais Securities (USA), Goldman, Sachs & Co., Greenwich Natwest, Lehman Brothers, Merrill Lynch Pierce Fenner & Smit, Morgan Stanley Dean Witter, SG Cowen Securities Corp, Suntrust Equitable Securities
2) Merrill Lynch International Ltd., Morgan Stanley Dean Witter, Chase Manhattan International Ltd, Goldman Sachs International, BNY Capital Markets, First Union Capital Markets, Lehman Brothers, Ormes Capital Markets, Inc., SGCowen Securities Corp.
3) Morgan Stanley Dean Witter, Dev. Bank of Singapore, Goldman, Sachs & Co., Merrill Lynch & Co., UBS Warburg
4) Goldman, Sachs & Co., Chase Manhattan International, DLJ, Fleetboston, Robertson Stephens, Merrill Lynch
                  International Ltd., Morgan Stanley Dean Witter, Thomas
                  Weisel Partners LLC
5) Deutsche Bank, AG London, Goldman Sachs International, Morgan Stanley Dean Witter, Credit Suisse First Boston Ltd., J.P. Morgan Securities, Lehman Brothers International, Merrill Lynch & Co., Salomon Smith Barney
6)                Chase  Securities,  Inc.,  Goldman,  Sachs & Co.,  Bank of New
                  York, CIBC World Markets, CSFB, Deutsche Banc, Alex Brown, Lehman Brothers, McDonald Investments, Inc., Morgan Stnaley Dean Witter, Scotia Capital, Inc.
7) Salomon Smith Barney International, Bank of America International Ltd., Barclays Capital Group, Goldman
                  Sachs International, Merrill Lynch International, Ltd.,
                  TD Securities
8)                Deutsche Banc, Alex Brown, Goldman, Sachs & Co., UBS Warburg



3.       Name of Issuer:

1)       Conoco, Inc.
2)       Delphi Auto
3)       Development Bank of Singapore
4)       Exodus Communications
5)       Deutsche Telekom International Finance
6)       Crown Castle International Corp.
7)       ONO Finance PLC
8)       Jostens



4.       Title of Security:

1)       5.9%
2)       6.125%
3)       7.875% Subordinated Notes
4)       Exodus Communications
5)       Deutsche Telekom International Finance BV 7.75%
6)       Crown Castle 10.75%
7)       ONO 14% 7/15/2010
8)       Jostens 12.75% 5/1/2010



5.       Date of First Offering:

1)       4/15/99
2)       4/28/99
3)       8/2/99
4)       6/28/00
5)       6/28/00
6)       6/21/00
7)       6/23/00
8)       5/5/00



6.       Dollar Amount Purchased:

1)       3.095, 536
2)       798,984
3)       3,979,040
4)       1,000,000
5)       1,167,964
6)       2,500,000
7)       2,500,000
8)       225,000,000



7.       Number of Shares Purchased:

1)       N/A
2)       N/A
3)       N/A
4)       1,000,000
5)       1,170,000
6)       2,500,000
7)       2,500,000
8)       500,000


8.       Price Per Unit:

1)       99.856
2)       99.873
3)       99.476
4)       100
5)       99.826
6)       100
7)       100
8)       95.943



Resolution Approved by the Board of Trustees:

APPROVE RULE 10f-3 TRANSACTIONS*

                        Proposed Resolution to be Adopted
                               By the Trustees of
                            Goldman Sachs Trust and
                     Goldman Sachs Variable Insurance Trust


                  RESOLVED, that, in reliance upon the written report provided by Goldman, Sachs & Co. ("Goldman Sachs") to the Trustees all purchases made during the fiscal quarter ended July 31, 2000, for the fixed income Funds, August 31, 2000 for the equity Funds, and September 30, 2000 for the money market and specialty Funds, on behalf of the Goldman Sachs Trust Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman Sachs or any of its affiliates is a principal underwriter of the instruments, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended; and

FURTHER RESOLVED, that, in reliance upon the written report provided by Goldman, Sachs & Co. ("Goldman Sachs") to the Trustees all purchases made during the fiscal quarter ended September 30, 2000, for the fixed income and equity Funds, on behalf of the Variable Insurance Trust Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman Sachs or any of its affiliates is a principal underwriter of the instruments, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.